SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 2004

Date of report (date of earliest event reported): April 27, 2007

MAGNITUDE INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

1250 Route 28, Branchburg, New Jersey 08876
(Address of principal executive offices) (Zip Code)

(908) 927-0004
(Registrant's telephone number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.03 Creation of a Direct Financial Obligation

On April 27, 2007, the Company closed on four 90-day loans in the aggregate amount of $147,000.00. The loans accrue interest at the rate of 1% per month and upon maturity, the Company is obligated to pay to the lenders the outstanding principal balance, accrued interest and an origination fee of ten (10%) percent of the principal to each lender. Upon maturity and provided the Company does not have a registration statement pending with the Securities and Exchange Commission: (a) the Company is obligated to issue 500,000 restricted common shares to each $50,000 lender and 250,000 restricted common shares to the $25,000 lender and 220,000 restricted common shares to the $22,000 lender, and (b) at the option of the lender, the outstanding principal balance, accrued interest and the origination fee may be converted into shares of the Company’s restricted common stock at a conversion rate that is the lower of $.05 per share or the investment rate utilized in any private placement consummated with the Company any time following the date of the note through maturity. The Company placed the notes issued to these lenders in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Regulation D and Section 4(2) of the Securities Act: the lenders all had pre-existing relationships with the Company, without any general solicitation involved; all of the lenders are accredited investors and all of the notes bear a restrictive legend.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. 10.25 Form of Bridge Loan Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

Dated: May 7, 2007	By:	/s/ Edward L. Marney
Edward L. Marney
President and Chief Executive Officer